Exhibit 99.2

RESIGNATION

I hereby resign as an officer of Great Wall Builders Ltd., a Texas Corporation, (the "Company") effectively immediately.

I do not have any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Dated this 2nd day of August, 2011.

             TIAN SU HUA
               Tian Su Hua